Exhibit 99.1

Five Prime Therapeutics Announces Executive Change

SOUTH SAN FRANCISCO, Calif., March 13, 2018 — Five Prime Therapeutics, Inc. (Nasdaq:FPRX), a clinical-stage biotechnology company focused on discovering and developing innovative immuno-oncology protein therapeutics, today announced that Marc Belsky, Senior Vice President and Chief Financial Officer, has resigned to pursue another opportunity. Mr. Belsky will continue in his current role until April 6, 2018. Five Prime plans to undertake a search for a new Chief Financial Officer promptly.

“We thank Marc for his important contributions to Five Prime, including building our finance and accounting organization and leading the company through its initial public offering in 2013, as well as additional follow-on public offerings,” said Aron Knickerbocker, Chief Executive Officer of Five Prime Therapeutics. “Marc’s leadership has contributed significantly to Five Prime’s financial strength, and we wish him much success in his future endeavors.”

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area with significant therapeutic potential and the focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com or follow us on LinkedIn, Twitter and Facebook

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACTS:

Heather Rowe

Investor Relations

415-365-5737

heather.rowe@fiveprime.com